UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 7, 2011
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 H Street Arcata, California	95521
(Address of principal executive offices)	(Zip Code)

707-964-2651
Registrant’s telephone number, including area code

711 S. Carson Street, Ste. #4
Carson City, Nevada 89701
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Termination of Guyanex Letter Agreement

Effective on February 28, 2011, Denarii Resources Inc., a Nevada corporation (the “Company”) entered into that certain extension of a letter agreement to form a joint venture dated December 9, 2010 (the “Letter Agreement”) with Guyanex Minerals Corp. (“GMC”). The Letter Agreement provided for the development of the gold mining concessions owned by Guyanex Minerals Incorporation (“GMI”), which is the owner of a 100% interest in those certain gold mining concessions located in the Republic of Guyana, including three concessions along the Guyani River (collectively, known as the “Prospect”).  In accordance with the terms and provisions of the Letter Agreement: (i) the Company was to purchase an undivided 50% equity interest in the Prospects by providing a payment of $5,000,000 prior to January 31, 2011 to be held in escrow (the “Option Purchase Price”); (ii) upon payment of the $5,000,000 by the Company, GMI was going to issue to us 1,000 common shares representing the 50% equity interest in GMI; and (iii) any capital requirements above the Option Purchase Price were to be paid on a 50-50 basis by the Company and GMC (the “Capital Requirements”).

In accordance with the extension of the Letter Agreement, the Company and GMC agreed to a payment date of May 31, 2011 for the Option Purchase Price. As of the date of this Current Report, the payment was never made.

As of November 7, 2011, the Board of Directors of the Company determined that pursuing the purchase of the interest in GMC and incurring the Capital Requirements associated with the gold mining concessions is not in the best interests of the Company and its shareholders. Therefore, the Company and GMC have entered into that certain rescission agreement (the “Rescission Agreement”), pursuant to which the Company is released from any further obligations or duties thereunder. Moreover, it was previously determined that at no time prior to May 31, 2011 was the future sacrifice of $5,000,000 associated with the Letter Agreement probable and, therefore, it is the Company’s intent to remove this liability from its financial statements and make corresponding adjustments. Therefore, the Company's  Quarterly Report on Form 10-Q for the three month period ended March 31, 2011 will be restated.

Rescission of Murphy Agreement

Effective on September 8, 2011, the Company entered into that certain consultant three-year agreement with J. Paul Murphy, one of its directors (the “Murphy Agreement”). In accordance with the terms and provisions of the Murphy Agreement: (i) Mr. Murphy shall perform certain duties including, but not limited to, assisting in financings and identifying potential investors and seeking and identifying properties for acquisition; (ii) the Company shall pay to Mr. Murphy a retainer fee of $10,000; and (iii) the Company shall issue to Mr. Murphy an aggregate of 4,000,000 shares of its restricted common stock at a per share price of $0.005.

As of November 7, 2011, the Company and Mr. Murphy entered into that certain rescission agreement (the “Murphy Rescission Agreement”),pursuant to which the Company is released from its required payment to Mr. Murphy of $10,000.  Mr. Murphy has been included in the general executive compensation packages approved by the Board of Directors September 15, 2011 pursuant to which Mr. Murphy has been issued 4,000,000 shares of the Company’s restricted common stock. Mr. Murphy will continue to provide services to the Company including assistance in financings and identification of potential investors and properties for acquisition.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: November 8, 2011	By:	/s/ David Figueiredo
Name: David Figueiredo Title: President/Chief Executive Officer